UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 21, 2000









                        PLAYANDWIN, INC.
     (Exact name of registrant as specified in its charter)







Nevada                 000-29477                   88-039116
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

7050 Weston Rd., Vaughn, Ontario, Canada L4L 8G7
(Address of principal executive offices)

Registrant's telephone number, including area code (905) 850-3940


ITEM 4    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
      1.      i.      The    Company's   principal    accountant,
               Merdinger, Fructher, Rosen, & Corso, P.C., was dismissed on December 21, 2000

            ii.  The principal accountant's report on the financial
               statements for the past two years was modified as to uncertainty that the Company will continue as a going concern.

           iii. The decision to change accountants was approved by the board of directors.
            iv.  A.    There were no disagreements with the former
          accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountants satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.
       2. A new accountant has been engaged as the principal accountant to audit the issuer's financial statements. The new accountant is Stonefield Josephson, Inc. and was engaged as of December 21, 2000. Neither the Company nor anyone acting on its behalf consulted the new accountant regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the small business issuer's financial statements, as part of the process of deciding as to the accounting, auditing or financial reporting issue.

       3. The Company has provided the former accountant with a copy of the disclosures it is making in response to this Item. The Company has requested the former accountant to furnish a letter addressed to the Commission stating that it agrees with the statements made by the Company. The Company has filed the letter as an exhibit to the registration statement containing this disclosure.

                            EXHIBITS

16   Letter re Change in Certifying Accountant

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                           Playandwin, Inc.

                           By: /s/ Stewart Garner
                               Stewart Garner, President
                           Date April 20, 2001